 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on June 29, 2018, Amyris, Inc. (the “Company”) and certain of its subsidiaries entered into a Loan and Security Agreement, as subsequently amended on August 24, 2018, November 14, 2018, December 14, 2018 and April 4, 2019 (as amended, the “LSA”), with GACP Finance Co., LLC (“GACP”), as administrative agent and lender. The provisions of the LSA were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 2, 2018, in Note 4, “Debt” in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed with the SEC on November 15, 2018 (the “10-Q”), in Part II, Item 5 of the 10-Q, and in Current Reports on Form 8-K filed by the Company with the SEC on December 19, 2018 and April 10, 2019, and all of such disclosure is incorporated herein by reference.

On April 15, 2019, the Company, GACP and Foris Ventures, LLC (“Foris”), an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder, and an owner of greater than five percent of the Company’s outstanding common stock, entered into a Loan Purchase Agreement (the “LPA”). Pursuant to the LPA, Foris agreed to purchase the outstanding loans under the LSA and all documents and assets related thereto from GACP. In connection with such purchase, the Company agreed to repay Foris $2.5 million of the purchase price paid by Foris to GACP pursuant to the LPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: April 17, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer